Exhibit 99.1

COTY INC. PRICES €500 MILLION OF SENIOR SECURED NOTES

NEW YORK—(BUSINESS WIRE)—May 22, 2024—Coty Inc. (NYSE: COTY) (“Coty”), one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care, today announced the pricing of €500 million aggregate principal amount of 4.500% Senior Secured Notes due 2027 (the “Notes”) issued by Coty and its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (the “Co-Issuers” and collectively with Coty, the “Issuers”) in a private offering. Coty will receive gross proceeds of €500 million in connection with the offering of the Notes. The offering of the Notes is expected to close on May 30, 2024, subject to customary closing conditions.

The Notes will be senior secured obligations of the Issuers and will be guaranteed on a senior secured basis by each of Coty’s subsidiaries (other than the Co-Issuers) that guarantee, and will be secured by first priority liens on the same collateral that secures, Coty’s obligations under Coty’s existing senior secured credit facilities and senior secured notes. The collateral security will be released upon the Notes achieving investment grade ratings from two out of the three ratings agencies.

Coty intends to use the net proceeds from the offering of the Notes to redeem all of its existing 6.500% Senior Notes due 2026, repay a portion of the borrowings outstanding under its revolving credit facility, without a reduction in commitment, and pay the offering expenses payable by it in connection with the offering of the Notes.

This press release does not constitute an offer to sell or purchase, a solicitation of an offer to sell or purchase, or a notice of redemption for, the Notes or any of Coty’s securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A, and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Coty Inc.

Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 125 countries and territories. Coty and our brands empower people to express themselves freely, creating their own visions of beauty; and we are committed to protecting the planet.

Cautionary Note Regarding Forward-looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “temporary,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results (including Coty’s financial condition, results of operations, cash flow and prospects) to differ materially from such statements, including the Issuers’ ability to consummate the offering of the Notes on a timely basis and on terms commercially acceptable to Coty, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and its subsequent quarterly reports on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

This media release has been prepared on the basis that any offer of Notes in any member state of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from a requirement to publish a prospectus for offers of Notes. For these purposes the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MIFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market.

Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

This media release has been prepared on the basis that any offer of the Notes in the United Kingdom (the “UK”) will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of Notes. For these purposes UK Prospectus Regulation means Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”).

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA, or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance / Professional investors and ECPs only target market. Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels).

This media release is only being distributed to and is only directed at: (a) persons who are outside the United Kingdom, or (b) in the United Kingdom, persons that are (i) “investment professionals,” as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This media release is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with relevant persons.

For more information contact:

Investor Relations

Olga Levinzon +1 212 389-7733

olga_levinzon@cotyinc.com

Media

Antonia Werther +31 621 394495

antonia_werther@cotyinc.com